Exhibit 23.3

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in this Registration Statement on Form S-3ASR of Phreesia, Inc. of our report dated January 28, 2026 with respect to the consolidated financial statements of AccessOne Parent Holdings, Inc. and Subsidiaries for the years ended December 31, 2024 and 2023 included in the Current Report on Form 8-K/A dated January 28, 2026 of Phreesia, Inc. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ CBIZ CPAs P.C.

Melville, New York
September 3, 2026